EXHIBIT 99.2



                                                     HAWAIIAN AIRLINES, INC.
                                               Condensed Statement of Operations

(Actual amounts in thousands)                           TWELVE MONTHS ENDED
                                                             December 31,
                                                   -------------------------
                                                    2003              2002
                                                   -------------------------

Operating Revenues:
 Passenger ....................................    $ 626,807       $ 541,992
 Charter ......................................       23,070          46,480
 Cargo ........................................       28,504          21,319
 Other ........................................       27,764          22,247
                                                   ---------       ---------
  Total .......................................      706,145         632,038
                                                   ---------       ---------
Operating Expenses:
 Wages and benefits ...........................      215,421         205,422
 Aircraft fuel, including taxes and oil .......       97,055          95,457
 Maintenance materials and repairs ............       49,515          90,194
 Aircraft rent ................................      111,454          83,462
 Other rental and landing fees ................       24,967          24,178
 Sales commissions ............................        4,302          14,645
 Depreciation and amortization ................        7,098           8,577
 Restructuring charge .........................         --             8,701
 Special credit (Stabilization Act) ...........         --               680
 Special credit (Emergency Wartime Act) .......      (17,497)           --
 Other ........................................      136,352         155,970
                                                   ---------       ---------
  Total .......................................      628,667         687,286
                                                   ---------       ---------
Operating Income (Loss) .......................       77,478         (55,248)
                                                   ---------       ---------
Nonoperating Income (Expense):
 Reorganization items, net ....................     (115,063)           --
 Interest and amortization of debt expense ....         (417)         (1,264)
 Interest income ..............................          234           1,889
 Gain (loss) on disposition of equipment ......          (29)           (118)
 Other, net ...................................        1,228              95
                                                   ---------       ---------
  Total .......................................     (114,047)            602
                                                   ---------       ---------
Income (Loss) Before Taxes ....................      (36,569)        (54,646)

Income Taxes:
 Income tax benefit (expense) .................      (12,944)         (2,799)
                                                   ---------       ---------
Net Loss ......................................    $ (49,513)      $ (57,445)
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